                                   FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):   January 30, 1995
                                                         ------------------

                                  BORDEN, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          New Jersey                     I-71            13-0511250
- ------------------------------     -------------    --------------------
 (State or other jurisdiction       (Commission        (IRS Employer
    of incorporation)               file number)     Identification No)

 180 East Broad St., Columbus, OH                          43215
- ------------------------------------                    ----------
(Address of principal executive offices)                (zip code)

Registrant's telephone number, including area code:    614-225-4000
                                                     -------------------

                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. Other Events
        ------------

      On January 30, 1995 Borden, Inc. issued a press release (attached as Exhibit 99) announcing results for the fourth quarter and for the year ended December 31, 1994. The text of the press release is incorporated herein by reference.

 Item 7.  Financial Statements and Exhibits
          ---------------------------------

 (c) Exhibits

      99. Press Release.


                                   SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BORDEN, INC.

 Date: January 30, 1995                  /s/ James C. Van Meter
                                        ------------------------------
                                        James C. Van Meter
                                        Executive Vice President and
                                        Chief Financial Officer
                                        (Principal Financial
                                        Officer & Duly Authorized
                                        Signing Officer)

                                                                EXHIBIT 99

 Contacts:   Nicholas R. Iammartino         Lynn S. Anderson
             614-225-4485                   614-225-7199



              BORDEN REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
              ---------------------------------------------------

      COLUMBUS, Ohio, January 30, 1995 -- Borden, Inc. (NYSE: BN) today reported losses for the fourth quarter and full year of 1994.

      For the fourth quarter for 1994, the net loss was $484.0 million, or $3.25 per share, compared with a net loss of $649.0 million, or $4.59 per share, in the same quarter of 1993. Sales from continuing operations rose 5.1% in the 1994 period to $1.54 billion from $1.47 billion.

      The 1994 quarter includes pretax operating charges aggregating $363.3 million, consisting of $263.8 million for the writedown of impaired fixed assets and goodwill in the Dairy Products sector due to ongoing and projected operating losses of certain units; $48.1 million for changes in estimated general insurance liabilities, primarily related to worker's compensation; and $51.4 million for the closure of several dairy plants and a pasta plant. The allocation of the $363.3 million of charges was:
  $336.5 million to Dairy Products, $18.1 million to Consumer Packaged Products and $8.7 million to Packaging and Industrial Products.

      In addition, the 1994 quarterly results include pretax charges of $53.0 million for transaction fees and other expenses related to the Kohlberg Kravis Roberts & Co. (KKR) exchange offer for Borden common shares (completed December 20, 1994), and $58.8 million both for the early termination by Borden of its $1.4 billion credit facility (which was replaced by a $2.075 billion facility) and for payments under certain other debt arrangements, partly offset by a $63.0 million pretax gain on the sale of a business.

      The 1993 fourth quarter loss included pretax charges of $114.9 million for restructuring programs and $94.1 million for asset writedowns and changes in accounting estimates primarily related to the costs of consumer and trade promotions; a $637.4 million pretax charge ($490.0 million after tax) for loss on disposal of discontinued operations; and a $14.8 million pretax gain on the sale of a business.

      For the full year of 1994, Borden recorded a net loss of $597.7 million, or $4.16 per share, versus a loss of $630.7 million, or $4.47 per share, in 1993. Sales from continuing operations in 1994 rose 2.2% to $5.63 billion from $5.51 billion.

      In addition to fourth quarter charges, the 1994 loss includes a pretax charge of $181.2 million reflecting the aggregate of various charges and credits reported in the third quarter; the 1993 loss included an $18.0 million after tax charge in the first quarter for the cumulative effect of accounting changes.

      In view of the pending consummation of the merger of Borden, Inc. with an affiliate of KKR, Borden indicated that its Board of Directors does not intend to declare any dividends on the common stock prior to the merger.

 FOURTH QUARTER OPERATING RESULTS
 --------------------------------

 The fourth quarter 1994 operating loss was $311.6 million, after the effect of the $363.3 million aggregate pretax operating charges.

      The operating loss in 1993's quarter of $77.8 million included a $38.4 million portion, allocable to operations, of the previously cited $114.9 million restructuring charge.

 Packaging and Industrial Products
 ---------------------------------

 Operating income reached $67.6 million in the 1994 fourth quarter, a record for any quarter. This compares with income of $33.5 million in the year-ago period. Fourth quarter 1994 sales rose 23.9% to $584.3 million, also a record for any quarter, from $471.8 million.

      Substantial sales and income gains were achieved in North

  American/European resins, particularly resins for the North American forest products industry; Latin American resins, predominantly in Brazil; and the film products of North American Plastics Operations.

       In addition, the income contribution from Borden Chemicals and Plastics Limited Partnership (BCP) was sharply higher than in the prior year's quarter.

       The Worldwide Decorative Products group posted higher sales, but lower income, in most of its North American and European units.

  Consumer Packaged Products
  --------------------------

  Operating income was $1.1 million in the 1994 fourth quarter. This compares with a loss of $50.0 million in the 1993 quarter, including $23.8 million for restructuring. Sales in the 1994 quarter declined 3.4% to $634.7 million from $657.2 million.

       In the North American Pasta business, Classico pasta sauce again posted strong sales and income gains. Sales and income performance was weak in U.S. pasta.

       The Niche Grocery businesses held steady in sales, with gains in Eagle Brand sweetened condensed milk partly offsetting declines in bouillon and dry soups mixes. Income was also off in those two product lines but improved for the business overall.

       In the Diversified Products unit, sales were steady for all three product lines -- Cracker Jack, consumer adhesives and cheese. Income results were also little changed, as better performance in cheese offset weaker results in Cracker Jack.

       International Foods -- the largest contributor to operating sector sales and income -- reported slightly lower sales. Income improved due to gains in the international milk powder business.

  Dairy Products
  --------------

 Dairy Products posted a fourth quarter 1994 operating loss of $380.3 million, including the $336.5 million of charges described earlier.
 In the 1993 period, the operating sector posted a loss of $61.3 million, including $14.6 million for restructuring. Dairy sales declined 4.6% to $325.0 million,in the 1994 quarter from $340.8 million.

 FULL YEAR OPERATING RESULTS
 ---------------------------

 An operating loss of $116.4 million was reported in 1994, including the $181.2 million and $363.3 million charges in the third and fourth quarters, respectively. The income tax for 1994 was a charge rather than a benefit due to a significant amount of expenses that are not deductible for income tax purposes and additional provisions related to foreign source earnings. In 1993, operating income was $194.3 million, after the $38.4 million allocable portion of the fourth quarter restructuring charge.

 Packaging and Industrial Products
 ---------------------------------

 Record operating income of $201.5 million was achieved in 1994, compared with $150.0 million in 1993.

      The North American and Latin American Resins businesses were each up strongly, as was the contribution to income from BCP. Higher income in North American Plastics Operations more than offset a decline in Europe, and results were about even in Worldwide Decorative Products.

      Sales were also a record in 1994, rising 10.4% to $2.02 billion from $1.83 billion in 1993. North American Resins contributed most of the gain, followed by a pickup in North American Plastics Operations.

 Consumer Packaged Products
 --------------------------

 Operating income of $107.4 million in 1994 compares with income of

 $128.5 million in 1993. In addition to the fourth quarter charges for both years, the 1994 figure includes a third quarter charge of $28.9 million for the writeoff of cheese goodwill.

      Gains were achieved in both International Foods and Niche Grocery Products, offsetting operating income declines in North American Pasta and Diversified Products.

      Though sales were steady in both International Foods and North American Pasta, declines in the other units resulted in a 2.0% overall sales reduction in 1994 to $2.33 billion from $2.38 billion.

 Dairy Products
 --------------

 The operating loss in 1994 was $425.3 million, versus a loss of $84.2 million in 1993. Sales declined 1.7% to $1.28 billion from $1.30 billion. Dollar sales were up for fluid milk in most market regions, but lower in ice cream.


                                (Table Follows)

                                                           BORDEN, INC.
                                                 Consolidated Statements of Income
                                                            (Unaudited)

(In millions, except per share data)
                                           Three Months Ended Dec. 31,          Year Ended Dec. 31,
- --------------------------------------------------------------------------------------------------------------------
                                               1994           1993              1994           1993
                                            ----------     ----------        ----------     ----------
Net sales                                    $1,544.0       $1,469.8          $5,626.1       $5,506.3
                                            ----------     ----------        ----------     ----------
- --------------------------------------------------------------------------------------------------------------------
Cost of goods sold                            1,168.0        1,111.8           4,243.4        4,078.6

Marketing, general and
 administrative expenses                        672.2          421.2           1,530.8        1,223.7

Restructuring                                    55.4          114.9              15.1          114.9

Interest expense                                 38.8           32.1             130.7          125.1

Equity in income of affiliates                   (7.3)          (6.2)            (16.7)         (16.0)

Minority interest                                11.7           10.6              41.1           40.7

Other expense and (income), net                  46.7           (5.4)            151.1           23.4

Income taxes                                     42.5          (69.6)             69.6          (27.2)
                                            ----------     ----------        ----------     ----------
                                              2,028.0        1,609.4           6,165.1        5,563.2
                                            ----------     ----------        ----------     ----------
- --------------------------------------------------------------------------------------------------------------------
Loss from continuing
 operations                                    (484.0)        (139.6)           (539.0)         (56.9)

Discontinued operations:
 Loss from operations                                          (19.4)                           (65.8)
 Loss on disposal                                             (490.0)            (58.7)        (490.0)
                                            ----------     ----------        ----------     ----------
Loss before cumulative
 effect of accounting change                   (484.0)        (649.0)           (597.7)        (612.7)

Cumulative effect of change in
 accounting for postemployment
 benefits                                                                                       (18.0)
                                            ----------     ----------        ----------     ----------
Net loss                                     $ (484.0)      $ (649.0)         $ (597.7)      $ (630.7)
                                            ==========     ==========        ==========     ==========
                                             - more -


- --------------------------------------------------------------------------------------------------------------------
Per share:

Loss from continuing
 operations                                  $  (3.25)      $  (0.99)         $  (3.75)      $  (0.40)

Discontinued operations:
 Loss from operations                                          (0.13)                           (0.47)
 Loss on disposal                                              (3.47)            (0.41)         (3.47)
                                            ----------     ----------        ----------     ----------
Loss before cumulative
 effect of accounting change                    (3.25)         (4.59)            (4.16)         (4.34)

Cumulative effect of change in
 accounting for postemployment
 benefits                                                                                       (0.13)
                                            ----------     ----------        ----------     ----------
Net loss                                     $  (3.25)      $  (4.59)         $  (4.16)      $  (4.47)
                                            ==========     ==========        ==========     ==========
- --------------------------------------------------------------------------------------------------------------------
Cash dividends paid per common
 share                                       $  0.027       $  0.150          $  0.252       $  0.900

Average shares outstanding during the
 period                                         148.7          141.2             143.7          141.0
- --------------------------------------------------------------------------------------------------------------------
Operating (loss) income                     $  (311.6)      $  (77.8)         $ (116.4)      $  194.3
- --------------------------------------------------------------------------------------------------------------------
